UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

uBid.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)

8725 W. Higgins Road, Suite 900 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective May 15, 2008, uBid.com Holdings’ Board of Directors elected Glenn R. Weisberger Executive Vice President of Business Development of the Company. On May 19, 2008, the Company issued a press release announcing Mr. Weisberger’s election as Executive Vice President of Business Development. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference.

Mr. Weisberger, age 49, most recently served as Senior Vice President, Chief Financial Officer and General Counsel of Navio Systems, Inc., which has created an Internet and Mobile based service which enables content owners and publishers to sell goods and services direct to consumers through any connected mobile or web device.

The Company entered into an Employment Agreement with Mr. Weisberger dated May 15, 2008 (the “Employment Agreement”) providing that the Company shall employ Mr. Weisberger as its Executive Vice President of Corporate Development commencing May 15, 2008 and terminating on the day which is the second anniversary of the Employment Agreement, unless earlier terminated by either the Company or Mr. Weisberger. If the Employment Agreement remains in effect at the second anniversary therof, it shall automatically renew itself and continue in full force and effect from year to year. The following summary of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the actual Employment Agreement filed as an Exhibit to this Form 8-K.

Base Salary. The Company has agreed to pay Mr. Weisberger an annual base salary, less required and authorized deductions and withholding, of $240,000 during the first twelve (12) months of his employment. Thereafter Mr. Weisberger’s base salary shall annually be reviewed and adjustments, if any, shall be determined by the Board of Directors in its sole discretion.

Annual Performance Bonus. Mr. Weisberger will be entitled to an annual performance bonus based on an evaluation conducted by the Board of Directors of Mr. Weisberger’s performance and the operating performance of the Company during the fiscal year to which the performance bonus pertains based on established targets which shall be established by the Board of Directors.  The Company is in the process of developing a Company wide annual bonus program.

Equity Award. Pursuant to the Employment Agreement, the Company agreed to grant to Mr. Weisberger an incentive stock option under the Company’s 2005 Equity Incentive Plan for the purchase of two hundred thousand (200,000) shares of the Company’s common stock at a price equal to the fair market value of the Company’s stock on the date of grant and vesting in four (4) equal installments on the first, second, third and fourth anniversaries of the date of grant. The Company’s Board of Directors granted this option effective May 15, 2008 with an exercise price of $0.90 per share.

Benefits. In addition to the equity based awards described above, the Employment Agreement provides for other benefits to Mr. Weisberger including the following:

•
Subject to the terms and conditions of such plans and programs, Mr. Weisberger shall be entitled to participate in the various employee benefit plans and programs applicable to executive employees of the Company, including, but not limited to incentive, savings, retirement (401(k)), and welfare benefit plans, including without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans.

•
Mr. Weisberger shall be entitled during each full calendar year in which the Employment Agreement remains in effect to four (4) weeks (20 business days) of paid vacation time, and a pro rata portion thereof for any partial calendar year of employment.

•	The Company will reimburse Mr. Weisberger for all reasonable and documented business expenses.

•	Mr. Weisberger shall also participate in the Company’s performance share award plan.

Termination and Severance. The Company may terminate the Employment Agreement at any time either with or without “Cause,” which is defined to mean a determination that;

•	the continued failure of Mr. Weisberger to substantially perform his material duties to and responsibilities for the Company (other than any such failure resulting from a disability);

•	the conviction of, or plea of guilty or nolo contendere to a felony; or

•
fraud, dishonesty, competition with the Company, unauthorized use of any of the Company’s or any subsidiary’s trade secrets or confidential information, a material breach of the Company’s policies or codes of conduct, a willful or material breach of any agreement between Mr. Weisberger and the Company, including the Employment Agreement, or gross misconduct which is materially and demonstratively injurious to the Company.

Mr. Weisberger may terminate the Employment Agreement at any time either with or without “Good Reason,” which is defined to include a notice of resignation within five (5) business days following the occurrence of any of the following events without Mr. Weisberger’s consent and which is not cured within ten (10) business days of the Company’s receipt of Mr. Weisberger’s notice of intent to resign for Good Reason:

•	the assignment of duties and responsibilities that are inconsistent with and reflect a substantial diminution in the duties and responsibilities assumed by Mr. Weisberger;

•	the Company’s material breach of the Employment Agreement;

●	a relocation of the Company’s principal executive offices to a location that is greater than fifty (50) miles from its current location; or

●	a reduction in Mr. Weisberger’s base salary or a material reduction in other benefits, other than reductions generally applicable to executives of the Company.

If Mr. Weisberger resigns without Good Reason, he is required to provide at least thirty (30) days advance written notice to the Company.

If the Company terminates the Employment Agreement without Cause, or Mr. Weisberger resigns his employment with Good Reason, the Company is obligated to pay Mr. Weisberger (A) one (1) year of his then current base salary, payable in twenty-four (24) equal semi-monthly installments, (B) COBRA premiums for a period not to exceed twelve (12) months and (C) any compensation and benefits owed at the date of termination. If, however, following the three (3) month anniversary of his termination date, Mr. Weisberger has already secured or secures other employment, self employment or a consulting position, the remaining severance amount payable by the Company shall be offset and reduced by such other cash compensation that Mr. Weisberger earns through other employment or consulting arrangements during the severance period hereunder.

Change of Control. If Mr. Weisberger’s employment is terminated by the Company or its successor without Cause or by Mr. Weisberger by resignation with Good Reason upon or within twelve (12) months following a “Change in Control,” as that term is defined by the Employment Agreement, Mr. Weisberger is entitled to receive from the Company or its successor (A) one (1) year of his then current base salary, payable in twenty-four (24) equal semi-monthly installments, (B) COBRA premiums for a period not to exceed twelve (12) months and (C) any other compensation and benefits owed at termination of employment.

Noncompetition; Confidentiality; Assignment of Inventions. The Employment Agreement prohibits Mr. Weisberger from certain competitive activities during the term of his employment and for a period of one (1) year after termination of his employment, including taking a position as an officer, director, advisor, consultant or employee of certain businesses that are deemed competitors of the Company. The Employment Agreement also includes provisions requiring Mr. Weisberger to maintain the confidentiality of the Company’s confidential information and obligating Mr. Weisberger to assign “Inventions,” as that term is defined by the Employment Agreement, to the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit 10.1	Employment Agreement by and between uBid.com Holdings, Inc. and Glenn R. Weisberger dated May 15, 2008.

	Exhibit 10.2	Incentive Stock Option Agreement by and between uBid.com Holdings, Inc. and Glenn R. Weisberger dated May 15, 2008.

	Exhibit 99.1	Press Release dated May 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2008

UBID.COM HOLDINGS, INC.

By:	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
May15, 2008	000-50995

UBID.COM HOLDINGS, INC.

EXHIBIT NO.	ITEM

Exhibit 10.1	Employment Agreement by and between uBid.com Holdings, Inc. and Glenn R. Weisberger dated May 15, 2008.

Exhibit 10.2	Incentive Stock Option Agreement by and between uBid.com Holdings, Inc. and Glenn R. Weisberger dated May 15, 2008.

Exhibit 99.1	Press Release dated May 19, 2008.